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                                                                                           Exhibit 21

                                          THERMO FIBERTEK INC.

                                     Subsidiaries of the Registrant

At February 14, 2001, the Registrant owned the following companies:
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

                               NAME                                       STATE OR
                                                                       JURISDICTION OF       PERCENT OF
                                                                        INCORPORATION        OWNERSHIP
----------------------------------------------------------------------------------------------------------

    AES Equipos y Sistemas S.A. de C.V.                                    Mexico               100
    ArcLine Products, Inc.                                                New York              100
    Fibertek Construction Company, Inc.                                     Maine               100
    Thermo AES Canada Inc.                                                 Canada               100
    Thermo Black Clawson Inc.                                             Delaware              100
        Thermo Black Clawson (China)                                        China               100
    Thermo Fibertek Holdings Limited                                       England              100
        Thermo Fibertek U.K. Limited                                       England              100
           D.S.T. Pattern Engineering Company Limited                      England              100
               Vickerys Limited                                            England              100
                  Winterburn Limited                                       England              100
    Thermo Web Systems, Inc.                                            Massachusetts           100
        Fiberprep Inc.                                                    Delaware               95
        (31.05% of which shares are owned
        directly by E. & M. Lamort, S.A.)
           Fiberprep Securities Corporation                               Delaware              100
    TMO Lamort Holdings Inc.                                              Delaware              100
        E. & M. Lamort, S.A.                                               France               100
           Lamort Equipementos Industrials Ltda.                           Brazil               70*
           Lamort GmbH                                                     Germany              100
           Lamort Iberia S.A.                                               Spain               100
           Lamort Italia S.R.L.                                             Italy               100
           Nordiska Lamort Lodding A.B.                                    Sweden               100
           Thermo Black Clawson Limited                                    England              100
           Acreloten AB                                                    Sweden               100
    Thermo Fibergen Inc.                                                  Delaware             90.56
    (additionally, 0.08% of the shares are owned
    directly by Thermo Electron Corporation)
        Fibergen Securities Corporation                                 Massachusetts           100
        GranTek Inc.                                                      Wisconsin             100
        Next Fiber Products Inc.                                          Delaware              100

 * Joint Venture/Partnership


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